EXECUTION COUNTERPART












                       RUDDICK CORPORATION


                        NOTE PURCHASE AND
                     PRIVATE SHELF AGREEMENT


                           $50,000,000

          6.48% SERIES A SENIOR NOTES DUE MARCH 1, 2011


                           $50,000,000

                     PRIVATE SHELF FACILITY


                       AS OF MARCH 1, 1996

                        TABLE OF CONTENTS


PARAGRAPH                                                    PAGE

1.   AUTHORIZATION OF ISSUE OF NOTES. . . . . . . . . . . . . . 1
     1A.  Authorization of Issue of Series A Notes. . . . . . . 1
     1B.  Authorization of Issue of Shelf Notes . . . . . . . . 2

2.   PURCHASE AND SALE OF NOTES . . . . . . . . . . . . . . . . 2
     2A.  Purchase and Sale of Series A Notes . . . . . . . . . 2
     2B.  Purchase and Sale of Shelf Notes. . . . . . . . . . . 3
          2B(1)     Facility. . . . . . . . . . . . . . . . . . 3
          2B(2)     Issuance Period . . . . . . . . . . . . . . 3
          2B(3)     Request for Purchase. . . . . . . . . . . . 4
          2B(4)     Rate Quotes . . . . . . . . . . . . . . . . 5
          2B(5)     Acceptance. . . . . . . . . . . . . . . . . 5
          2B(6)     Market Disruption . . . . . . . . . . . . . 6
          2B(7)     Facility Closings . . . . . . . . . . . . . 6
          2B(8)     Fees. . . . . . . . . . . . . . . . . . . . 7

3.   CONDITIONS OF CLOSING. . . . . . . . . . . . . . . . . . . 9
     3A.  Certain Documents . . . . . . . . . . . . . . . . . . 9
     3B.  Opinion of Purchaser's Special Counsel. . . . . . . .10
     3C.  Representations and Warranties; No Default. . . . . .10
     3D.  Purchase Permitted by Applicable Laws . . . . . . . .11
     3E.  Payment of Fees . . . . . . . . . . . . . . . . . . .11
     3F.  No Material Adverse Change. . . . . . . . . . . . . .11

4.   PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . .11
     4A.  Required Prepayments of Series A Notes. . . . . . . .11
     4B.  Required Prepayments of Shelf Notes . . . . . . . . .12
     4C.  Optional Prepayment With Yield-Maintenance Amount . .12
     4D.  Notice of Optional Prepayment . . . . . . . . . . . .12
     4E.  Application of Prepayments. . . . . . . . . . . . . .12
     4F.  Retirement of Notes . . . . . . . . . . . . . . . . .13

5.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . .13
     5A.  Reporting Requirements. . . . . . . . . . . . . . . .13
          5A(1)     General Information . . . . . . . . . . . .13
          5A(2)     Officer's Certificates. . . . . . . . . . .15
          5A(3)     Annual Accountant's Letter. . . . . . . . .15
          5A(4)     Special Information . . . . . . . . . . . .16
     5B.  Inspection of Property. . . . . . . . . . . . . . . .17
     5C.  Covenant to Secure Notes Equally. . . . . . . . . . .17
     5D.  Guaranteed Obligations. . . . . . . . . . . . . . . .17
     5E.  Maintenance of Insurance. . . . . . . . . . . . . . .18
     5F.  Maintenance of Corporate Existence/
               Compliance with Law/Preservation of Property . .18
     5G.  Compliance with Environmental Laws. . . . . . . . . .18
     5H.  No Integration. . . . . . . . . . . . . . . . . . . .19
     5I.  Financial Records . . . . . . . . . . . . . . . . . .19
     5J.  Good Standing/Qualification Certificates. . . . . . .19

6.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .20
     6A.  Fixed Charge Coverage and Debt Limits . . . . . . . .20

6B.  Subsidiary Debt. . . . . . . . . . . . . . . . . . . . . .20
     6C.  Liens, Debt and Other Restrictions. . . . . . . . . .20
          6C(1)     Liens . . . . . . . . . . . . . . . . . . .20
          6C(2)     Merger or Consolidation . . . . . . . . . .22
          6C(3)     Transactions with Related Party . . . . . .23
     6D.  Sale of Property. . . . . . . . . . . . . . . . . . .23
     6E.  Subsidiary Stock and Debt . . . . . . . . . . . . . .24
     6F.  ERISA . . . . . . . . . . . . . . . . . . . . . . . .25
     6G.  Environmental Matters . . . . . . . . . . . . . . . .26
     6H.  Specified Laws. . . . . . . . . . . . . . . . . . . .26

7.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . .26
     7A.  Acceleration. . . . . . . . . . . . . . . . . . . . .26
     7B.  Rescission of Acceleration. . . . . . . . . . . . . .30
     7C.  Notice of Acceleration or Rescission. . . . . . . . .30
     7D.  Other Remedies. . . . . . . . . . . . . . . . . . . .31

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES. . . . . . . . .31
     8A.  Organization. . . . . . . . . . . . . . . . . . . . .31
     8B.  Financial Statements. . . . . . . . . . . . . . . . .31
     8C.  Actions Pending . . . . . . . . . . . . . . . . . . .32
     8D.  Outstanding Debt. . . . . . . . . . . . . . . . . . .32
     8E.  Title to Properties . . . . . . . . . . . . . . . . .33
     8F.  Taxes . . . . . . . . . . . . . . . . . . . . . . . .33
     8G.  Conflicting Agreements and Other Matters. . . . . . .33
     8H.  Offering of Notes . . . . . . . . . . . . . . . . . .34
     8I.  Use of Proceeds . . . . . . . . . . . . . . . . . . .34
     8J.  ERISA . . . . . . . . . . . . . . . . . . . . . . . .34
     8K.  Governmental Consent. . . . . . . . . . . . . . . . .35
     8L.  Environmental Compliance. . . . . . . . . . . . . . .35
     8M.  Disclosure. . . . . . . . . . . . . . . . . . . . . .36
     8N.  Hostile Tender Offers . . . . . . . . . . . . . . . .36

9.   REPRESENTATIONS OF THE PURCHASERS. . . . . . . . . . . . .37
     9A.  Nature of Purchase. . . . . . . . . . . . . . . . . .37
     9B.  Source of Funds . . . . . . . . . . . . . . . . . . .37

10.  DEFINITIONS; ACCOUNTING MATTERS. . . . . . . . . . . . . .38
     10A. Yield-Maintenance Terms . . . . . . . . . . . . . . .38
     10B. Other Terms . . . . . . . . . . . . . . . . . . . . .40
     10C. Accounting Principles, Terms and Determinations . . .51

11.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .51
     11A. Payments. . . . . . . . . . . . . . . . . . . . . . .51
     11B. Expenses. . . . . . . . . . . . . . . . . . . . . . .52
     11C. Consent to Amendments . . . . . . . . . . . . . . . .53
     11D. Form, Registration, Transfer and Exchange
               of Notes; Lost Notes . . . . . . . . . . . . . .54
     11E. Persons Deemed Owners; Participations . . . . . . . .54
     11F. Survival of Representations and Warranties;
             Entire Agreement . . . . . . . . . . . . . . . . .55
     11G. Successors and Assigns. . . . . . . . . . . . . . . .55
     11H. Independence of Covenants . . . . . . . . . . . . . .55
     11I. Notices.. . . . . . . . . . . . . . . . . . . . . . .55
     11J. Payments Due on Non-Business Days . . . . . . . . . .56
     11K. Severability. . . . . . . . . . . . . . . . . . . . .56
     11L. Descriptive Headings. . . . . . . . . . . . . . . . .57
     11M. Satisfaction Requirement. . . . . . . . . . . . . . .57
     11N. Governing Law; Submission to Jurisdiction . . . . . .57
     11O. Severalty of Obligations. . . . . . . . . . . . . . .57
     11P. Counterparts. . . . . . . . . . . . . . . . . . . . .57
     11Q. Binding Agreement . . . . . . . . . . . . . . . . . .58

Purchaser Schedule
Information Schedule

Exhibit A-1    --   Form of Series A Note

Exhibit A-2    --   Form of Shelf Note

Exhibit B      --   Form of Request for Purchase

Exhibit C      --   Form of Confirmation of Acceptance

Exhibit D-1    --   Form of Opinion of Company Counsel, Series A
                    Note Closing

Exhibit D-2    --   Form of Opinion of Company Counsel, Shelf
                    Note Closing


Schedule 6C(1) --   Outstanding Liens

Schedule 8A    --   Subsidiaries

Schedule 8D    --   Outstanding Debt

Schedule 8L    --   Environmental





                       RUDDICK CORPORATION
                      Two First Union Plaza
                           Suite 2000
                 Charlotte, North Carolina 28282


                                     As of March 1, 1996


The Prudential Insurance Company
  of America ("PRUDENTIAL")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "PURCHASERS")

c/o Prudential Capital Group
Gateway Center One, 11th Floor
7-45 Raymond Boulevard West
Newark, New Jersey 07102-5311


Ladies and Gentlemen:

     The undersigned, Ruddick Corporation (herein called the
"COMPANY"), hereby agrees with you as follows:

     1.   AUTHORIZATION OF ISSUE OF NOTES.

     1A.   AUTHORIZATION OF ISSUE OF SERIES A NOTES.  The Company
will authorize the issue of its senior promissory notes (the "SERIES A NOTES") in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature March 1, 2011, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.48% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "SERIES A NOTE" and "SERIES A NOTES" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

     1B. AUTHORIZATION OF ISSUE OF SHELF NOTES. The Company will authorize the issue of its additional senior promissory notes (the "SHELF NOTES") in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 12 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "SHELF NOTE" and "SHELF NOTES" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "NOTE" and "NOTES" as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (1) the same final maturity, (2) the same principal prepayment dates,
(3) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (4) the same interest rate, (5) the same interest payment periods and (6) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

     2.   PURCHASE AND SALE OF NOTES.

     2A. PURCHASE AND SALE OF SERIES A NOTES. The Company hereby agrees to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Company $50,000,000 aggregate principal amount of Series A Notes at 100% of such aggregate principal amount. On March 1, 1996 or any other date prior to March 1, 1996 upon which the Company and Prudential may agree (herein called the "SERIES A CLOSING DAY"), the Company will deliver to Prudential at the offices of King & Spalding, 120 West 45th Street, New York, New York, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by Prudential and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #2070495075681 at First Union National Bank of North Carolina, Main Branch, Charlotte, North Carolina, ABA Routing Number 053000219, with instructions to First Union to notify M.F. Frye upon receipt ((704) 372-5404).

     2B.  PURCHASE AND SALE OF SHELF NOTES.

     2B(1) FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.
The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, plus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement and thereafter retired prior to such time is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2) ISSUANCE PERIOD. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of:

          (i) the second anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary),

          (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day),

          (iii) the last Closing Day after which there is no Available Facility Amount,

          (iv) the termination of the Facility under paragraph 7, and

          (v) the acceleration of any Note under paragraph 7A of this Agreement.

The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE
PERIOD".

     2B(3) REQUEST FOR PURCHASE. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall:

          (i)  specify the aggregate principal amount of Shelf
     Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility
     Amount at the time such Request for Purchase is made,

          (ii) specify the principal amounts, final maturities (which shall be no more than fifteen years from the date of issuance), principal prepayment dates and amounts and interest payment periods (which shall be quarterly in arrears) of the Shelf Notes covered thereby,

          (iii) specify the use of proceeds of such Shelf Notes
     (which shall not be used to finance a Hostile Tender Offer),

          (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 20 days after the making of such Request for Purchase,

          (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale,

          (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default,

          (vii) specify the Designated Spread for such Shelf
     Notes, and

          (viii) be substantially in the form of Exhibit B attached hereto.

Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

     2B(4) RATE QUOTES. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 2:00 P.M. New York City local time (or such later time as Prudential may elect), interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

     2B(5) ACCEPTANCE. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time or such later time as Prudential may elect) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called a "ACCEPTANCE") relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

     2B(6) MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

     2B(7) FACILITY CLOSINGS. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Gateway Center One, 11th Floor, 7-45 Raymond Boulevard West, Newark, New Jersey the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

     2B(8)  FEES.

     2B(8)(i) FACILITY FEE. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a nonrefundable fee (herein called the "FACILITY FEE") in the amount of $75,000.00 less any fees and expenses paid by the Company pursuant to clause (ii) of paragraph 11B for the preparation and execution of this Agreement and the Notes as of the Series A Closing Day.

     2B(8)(ii)  ISSUANCE FEE.  The Company will pay to
Prudential in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day (other than the Series A
Closing Day) in an amount equal to 0.10% of the aggregate principal amount of Notes sold on such Closing Day.

     2B(8)(iii) DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier than the Cancellation Date or actual closing date, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                   (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

     2B(8)(iv) CANCELLATION FEE. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company will pay the Purchasers in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                             PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

     3A. CERTAIN DOCUMENTS. Such Purchaser shall have received the following, each dated the date of the applicable
Closing Day:

          (i)  The Note(s) to be purchased by such Purchaser.

          (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

          (iii)     A certificate of the Secretary or an
     Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (iv) Certified copies of the Articles of Incorporation and By-laws of the Company.

          (v) A favorable opinion of Smith Helms Mulliss & Moore, L.L.C., special counsel of the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the Series A Notes) or D-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (vi) Except as provided in paragraph 5J, a good standing certificate for the Company and each Restricted Subsidiary from the State of its incorporation dated of a recent date and good standing or other certificates of qualification to do business as a foreign corporation for the Company and each of its Restricted Subsidiaries in the States of South Carolina, Georgia and Virginia and such other evidence of the status of the Company or any of its Restricted Subsidiaries as such Purchaser may reasonably request.

          (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B.     OPINION OF PURCHASER'S SPECIAL COUNSEL.  Such
Purchaser shall have received from King & Spalding or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C.     REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  The
representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

     3D.     PURCHASE PERMITTED BY APPLICABLE LAWS.  The
purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3E.     PAYMENT OF FEES.  The Company shall have paid to
Prudential any fees due it pursuant to or in connection with this Agreement, including any Facility Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

     3F.     NO MATERIAL ADVERSE CHANGE.  Prudential shall have
received a certificate from the chief financial officer of the Company, dated the applicable Closing Day, saying that no material adverse change in the financial condition, business, operations or prospects of the Company or its subsidiaries, taken as a whole, has occurred since October 1, 1995.

     4. PREPAYMENTS. The Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

     4A.     REQUIRED PREPAYMENTS OF SERIES A NOTES.  Until the
Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $7,142,857.14 commencing on March 1, 2005 and each March 1 thereafter to and including March 1, 2010, and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on March 1, 2011, the maturity date of the Series A Notes.

     4B.     REQUIRED PREPAYMENTS OF SHELF NOTES.  Each Series
of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

     4C.     OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.
The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4D.     NOTICE OF OPTIONAL PREPAYMENT.  The Company shall
give the holder of each Note of a Series to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

     4E.     APPLICATION OF PREPAYMENTS.  In the case of each
prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

     4F.     RETIREMENT OF NOTES.  The Company shall not, and
shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

     5.   AFFIRMATIVE COVENANTS.

     5A.     REPORTING REQUIREMENTS.

     5A(1) GENERAL INFORMATION. The Company covenants that it will deliver to each Significant Holder in triplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the fourth quarterly period) in each fiscal year,

               (1) unaudited Consolidated statements of income and retained earnings and statements of cash flows for the period from the beginning of the current fiscal year to the end of such quarterly period, and

               (2) an unaudited Consolidated balance sheet as at the end of such quarterly period,

     setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries as of the end of such period and the results of their operations for the period then ended in accordance with generally accepted accounting principles, subject to changes resulting from normal year-end adjustments and the inclusion of abbreviated footnotes; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year,

               (1) audited Consolidated statements of income and retained earnings and statements of cash flows for such year, and

               (2) an audited Consolidated balance sheet as at the end of such year,

     setting forth in each case in comparative form corresponding Consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holder(s) and reported on by independent public accountants of recognized standing selected by the Company whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Required Holder(s); provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports (other than any registration statement filed on Form S-8) which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other material report (including, without limitation, management letters) submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) promptly upon receipt thereof, a copy of each report, survey, study, evaluation, assessment or other document prepared by any consultant, engineer, Environmental Authority or other Person relating to compliance by the Company or any Subsidiary with any Environmental Requirements, if the cost of remediation, repair or compliance may be reasonably expected to exceed $5,000,000 in any one case or in the aggregate;

          (vi) with reasonable promptness, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this clause (vi), the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act; and

          (vii) with reasonable promptness, such other data relating to the business, operations, properties or financial condition of the Company or any of its Subsidiaries as a Significant Holder may reasonably request;

     5A(2) OFFICER'S CERTIFICATES. Together with each delivery of financial statements required by clauses 5A(i) and
(ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance with the provisions of paragraphs 6A, 6B and 6C(1) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

     5A(3) ANNUAL ACCOUNTANT'S LETTER. Together with each delivery of financial statements required by clause 5A(ii) above, the Company will deliver to each Significant Holder a certificate of the independent public accountants giving the report on such financial statements stating that, in making the audit necessary for their report, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. The accountants, however, shall not be liable to anyone as a result of this provision by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

     5A(4) SPECIAL INFORMATION. The Company also covenants that within 5 Business Days after any Responsible Officer obtains knowledge of:

          (a)  an Event of Default or Default;

          (b) a material adverse change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole;

          (c) legal proceedings filed against the Company and/or any Subsidiary, which reasonably could be expected to have a material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of or reasonably could be expected to impair the ability of the Company to perform its obligations under this Agreement or the Notes;

          (d)  a default under any agreement or note evidencing
     Debt for which the Company or any Subsidiary is liable, which individually or in the aggregate with all other agreements and notes in default for which the Company or any Subsidiary is liable, exceed $1,000,000;

          (e) the occurrence of any other event that reasonably could be expected to impair the ability of the Company to meet its obligations hereunder;

          (f) any (i) Environmental Liabilities, (ii) pending, threatened or anticipated Environmental Proceedings,
     (iii) Environmental Notices, (iv) Environmental Judgments and Orders, or (v) Environmental Releases at, on, in, under or in any way affecting the Properties which reasonably could be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole; or

          (g) with respect to any Plan that is subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, the Company (i) has given or is required to give notice to the Pension Benefit Guaranty Corporation that a material reportable event has occurred with respect to such Plan, (ii) has delivered notice to the Pension Benefit Guaranty Corporation of any intent to withdraw from or terminate any such Plan, or (iii) has failed to make timely a contribution to any such Plan;

the Company will deliver to each Significant Holder an Officer's
Certificate specifying the nature and period of existence thereof and what action the Company or the Subsidiary has taken, is taking or proposes to take with respect thereto.

     5B.     INSPECTION OF PROPERTY.  The Company covenants
that, at such reasonable times and as often as a Significant
Holder may reasonably request, it will permit any Person designated by a Significant Holder in writing, at such Significant Holder's expense unless a Default has occurred and is continuing in which case at the Company's expense, to:

          (i) visit and inspect any of the properties of the Company and any Subsidiary;

          (ii) examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom; and

          (iii) discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company or any Subsidiary and their independent public accountants.

     5C.     COVENANT TO SECURE NOTES EQUALLY.  The Company
covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by paragraph 6C(1) (unless prior written consent shall have been obtained under paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     5D.     GUARANTEED OBLIGATIONS.  Except for Liens
permitted by paragraph 6C(1), the Company covenants that if any Person (other than the Company) Guarantees or provides collateral in any manner for any Debt of the Company or any Subsidiary (other than any such Guarantees in an amount not to exceed $10,000,000, individually or in the aggregate), it will simultaneously cause such Person to Guarantee or provide collateral for the Notes equally and ratably with all Debt Guaranteed or secured by such Person for so long as such Debt is Guaranteed and pursuant to documentation in form and substance reasonably satisfactory to such holder.

     5E.     MAINTENANCE OF INSURANCE.  The Company covenants
that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including, but not limited to, public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses.

     5F.     MAINTENANCE OF CORPORATE EXISTENCE/COMPLIANCE WITH
LAW/PRESERVATION OF PROPERTY. The Company covenants that, except as permitted under paragraph 6C(2) and 6D, it and each Subsidiary will do or cause to be done all things necessary to, at all times:

          (i) preserve, renew and keep in full force and effect the corporate existence of the Company and its Subsidiaries (other than those Subsidiaries not material to the financial condition, business or operations of the Company and its Subsidiaries taken as a whole);

          (ii) comply with all laws and regulations (including, without limitation, laws and regulations relating to equal employment opportunity and employee safety) applicable to it and any Subsidiary except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole;

          (iii) maintain, preserve and protect all material licenses, certificates, permits, franchises and intellectual property of the Company and its Subsidiaries; and

          (iv) preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition excluding normal wear and tear.

     5G.     COMPLIANCE WITH ENVIRONMENTAL LAWS.  The Company
covenants that it and each Subsidiary will, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable Environmental Requirements, including, without limitation, the emission of wastewater effluent, solid and hazardous waste and air emissions together with any other applicable Environmental Requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and all applicable regulations of the Environmental Protection Agency or other relevant federal, state or local governmental authority, except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole. The Company agrees to indemnify and hold you, your officers, agents and employees (each an "INDEMNIFIED PERSON") harmless from any loss, liability, claim or expense that you may incur or suffer as a result of a breach by the Company or any Subsidiary, as the case may be, of this covenant other than as a result of the gross negligence or wilful misconduct of such Indemnified Person. The Company shall not be deemed to have breached or violated this paragraph 5G if the Company or any Subsidiary is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of such Environmental Requirements for which adequate reserves have been established in accordance with generally accepted accounting principles.

     5H.     NO INTEGRATION.  The Company covenants that it has
taken and will take all necessary action so that the issuance of the Notes does not and will not require registration under the Securities Act. The Company covenants that no future offer and sale of debt securities of the Company of any class will be made if there is a reasonable possibility that such offer and sale would, under the doctrine of "integration", subject the issuance of the Notes to you to the registration requirements of the Securities Act.

     5I.     FINANCIAL RECORDS.  The Company covenants that it
and each Subsidiary will, keep proper books of record and account in which full and correct entries (subject to normal year end adjustments and, as to interim statements, the absence of footnotes) will be made of the business and affairs of the Company or such Subsidiary under generally accepted accounting principles consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to paragraph 5A and concurred in by the independent public accountants referred to in paragraph 5A).

     5J.     GOOD STANDING/QUALIFICATION CERTIFICATES.  On or
prior to May 1, 1996, the Company shall deliver to you with respect to Harris-Teeter, Inc., a good standing certificate from its State of incorporation and good standing or other certificates of qualification to do business as a foreign corporation in the States of Virginia, Georgia and South Carolina, in each case dated a date within five days of delivery thereof.

     6. NEGATIVE COVENANTS. Unless the Required Holders otherwise agree in writing, the Company shall not, and shall not permit any Subsidiary, to take any of the following actions or permit the occurrence or existence of any of the following events or conditions:

     6A.     FIXED CHARGE COVERAGE AND DEBT LIMITS.  The
Company covenants that it will not permit at any time:

          (i) Consolidated Fixed Charges to exceed 125% of the sum of (a) Consolidated Net Income plus (a) Consolidated Fixed Charges plus (a) income taxes due and payable or paid for the most recently ended four fiscal quarter period; or

          (ii) Consolidated Funded Debt to exceed 60% of
     Consolidated Total Capitalization; or

     6B.     SUBSIDIARY DEBT.  The Company will not permit any
Restricted Subsidiary to create, incur, assume or suffer to exist any Debt, except:

          (i) Debt of any such Restricted Subsidiary to the Company or another Restricted Subsidiary; and

          (ii) other Debt of any such Restricted Subsidiary, provided that the sum (without duplication) of the aggregate unpaid amount of all outstanding Debt of such Restricted Subsidiaries permitted by this clause (ii) does not at any time exceed 15% of Consolidated Tangible Net Worth.

     6C.     LIENS, DEBT AND OTHER RESTRICTIONS.  The Company
covenants that it will not and will not permit any Restricted
Subsidiary to:

     6C(1)  LIENS.   Create, assume or suffer to exist any
Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes pursuant to paragraph
5C), except:

          (i) Liens existing on the Series A Closing Day and specified on Schedule 6C(1);

          (ii) Liens for taxes (including ad valorem and property taxes) and assessments or governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings;

          (iii) other Liens incidental to the conduct of its business or the maintenance, operation, construction or ownership of its property and assets (including pledges or deposits in connection with workers' compensation and social security taxes, assessments and charges, and landlords, mechanics and materialmen Liens and survey exceptions or encumbrances, easements or reservations, rights-of-way, or zoning restrictions) provided that (iv) such Liens were not incurred in connection with the borrowing of money, or the obtaining of advances or credit or the payment of the deferred purchase price of property and (v) the existence of such Lien does not materially detract from the value of such property or assets to the Company or any Subsidiary or unreasonably interfere with the ordinary conduct of business;

          (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with any Debt;

          (v) any Lien created to secure all or any part of the purchase price incurred or assumed to pay all or any part of the purchase price of property acquired by the Company or a Restricted Subsidiary after the date of this Agreement, provided that:

               (A) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or for specific use with such acquired property; and

               (B) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the lesser of (1) the cost to the Company or such Restricted Subsidiary of the property acquired and
          (2) the Fair Market Value of such property (as determined in good faith by the Company's Board) at the time of such acquisition;

          (vi) Liens securing Capitalized Lease Obligations, provided such Liens are limited to the property subject to such leases;

          (vii) any right of set off or banker's lien (whether by common law, statute, contract or otherwise) in connection with ordinary course of business deposit arrangements maintained by the Company or its Subsidiaries with its banks or other financial institutions so long as any such bank or other financial institution (A) shall not at any time make loans or otherwise extend credit to the Company or any Subsidiary, (B) does not maintain accounts (for the deposit of cash or otherwise) for the benefit of the Company or any Subsidiary, or (C) shall have waived in writing for the benefit of each holder of a Note such right of setoff or banker's lien; or

          (viii) any Lien renewing, extending, or refunding any outstanding obligations secured by a Lien described in clause (i), provided the principal amount secured is not increased and such Lien is not extended to any other property of the Company or its Restricted Subsidiaries;

          (ix) Liens securing judgments rendered against the Company or any of its Restricted Subsidiaries or arising in connection with any court proceedings, provided (i) such Liens are being contested in good faith by appropriate proceedings and (ii) no action has been taken by any Person to execute or otherwise collect on such Lien;

          (x) Liens securing Debt, held by the Company in any Restricted Subsidiary or Debt held by any Restricted
     Subsidiary in any other Restricted Subsidiary; and

          (xi) additional Liens securing Debt, provided that after giving effect to such Liens, such Debt shall not exceed 15% of Consolidated Tangible Net Worth at any time.

     6C(2) MERGER OR CONSOLIDATION. Merge, consolidate or exchange shares with any other Person, except that:

          (i) any Restricted Subsidiary may merge or consolidate with the Company or any other Restricted Subsidiary;

          (ii) the Company may merge or consolidate with any other corporation (including a Subsidiary) provided (B) the acquiring corporation shall be a solvent corporation existing under the laws of the United States or any State thereof (including the District of Columbia), and such corporation (1) shall have executed and delivered to each holder of any Note its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (2) shall have caused to be delivered to each holder of any Note (a) an opinion of nationally independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements and instruments effecting such assumption and reaffirmation are enforceable in accordance with their terms and comply with the terms hereof, which opinion shall be reasonably satisfactory to the holders of the Notes in all respects and (a) such other agreements and instruments which the holders of the Notes may reasonably request, and (B) immediately after giving effect to such transaction, no Default or Event of Default shall occur or exist; or

     6C(3) TRANSACTIONS WITH RELATED PARTY. Effect any transaction with any Affiliate or Subsidiary by which any asset or services of the Company or a Restricted Subsidiary of the Company is transferred to such Affiliate or Subsidiary, or from such Affiliate or Subsidiary or enter into any other transaction with an Affiliate or Subsidiary, on terms more favorable than would be reasonably expected to be given in a similar transaction with an unrelated entity.

     6D.     SALE OF PROPERTY.  The Company will not, and will
not permit any Restricted Subsidiary to, Dispose of any property or assets, except:

          (i) The Company or any Restricted Subsidiary may sell inventory in the ordinary course of business for Fair Market
     Value;

          (ii) any Restricted Subsidiary may Dispose of its assets to the Company or a Restricted Subsidiary;

          (iii) the Company or any Restricted Subsidiary may Dispose of its assets (whether or not leased back) so long as, immediately after giving effect to such proposed
     Disposition:

               (A) the consideration for such assets represents the Fair Market Value of such assets (as determined in good faith by the Company's Board) at the time of such Disposition; and

               (B) the net book value of all assets so Disposed of by the Company and its Restricted Subsidiaries during the prior 12 months, does not constitute a Substantial Part of the Consolidated assets; and

               (C)  no Default or Event of Default shall exist;

     provided, however, if after any Disposition, the Company shall, within 12 months of the date of such Disposition, apply the proceeds (net of reasonable expenses) from such Disposition to (1) acquire operating assets and equipment to be used in the business of the Company and its Restricted Subsidiaries or (2) repay Funded Debt, such portion so applied shall not be included in the calculation of Substantial Part.

     For purposes of this paragraph 6D:

          (i) "DISPOSE" means the sale, lease, transfer or other disposition of property or assets (including without limitation any stock of a Subsidiary) of the Company or any of its Restricted Subsidiaries, and "DISPOSITION" and "DISPOSED OF" has a corresponding meaning to Dispose;

          (ii) CALCULATION OF NET BOOK VALUE. The net book value of any assets shall be determined as of the respective date of Disposition of those assets; and

          (iii) SALES OF LESS THAN ALL THE STOCK OF A SUBSIDIARY. In the case of the sale or issuance of the stock of a Subsidiary, the amount of Consolidated Assets contributed by the stock Disposed of shall be assumed to be the percentage of outstanding stock sold or to be sold.

     6E.     SUBSIDIARY STOCK AND DEBT.  The Company will not:

          (i) directly or indirectly sell, assign, pledge or otherwise dispose of any Debt of or any shares of stock of (or warrants, rights or options to acquire stock of) any Subsidiary except to a Restricted Subsidiary except as permitted pursuant to paragraph 6D;

          (ii) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Debt of the Company or any other Subsidiary, or any shares of stock of (or warrants, rights or options to acquire stock of) any other Subsidiary, except to the Company or a Restricted Subsidiary and except pursuant to paragraph 6D;

          (iii) permit any Subsidiary to have outstanding any shares of Preferred Stock other than Preferred Stock owned by the Company or a Restricted Subsidiary;

          (iv) permit any Subsidiary directly or indirectly to issue or sell any shares of its stock (or warrants, rights or options to acquire its stock) except to the Company or a Restricted Subsidiary and except as permitted pursuant to paragraph 6C(2) and 6D; or

          (v) permit any Subsidiary to enter into or otherwise be bound by or subject to any contract or agreement
     (including, without limitation, any provision of its certificate or articles of incorporation or bylaws) that restricts its ability to pay dividends or other distributions on account of its stock; or

          (vi) permit any Subsidiary to create, incur, assume or maintain any Debt except as permitted by paragraph 6B.

     6F.     ERISA.  The Company covenants that it will not nor
permit any Subsidiary to:

          (i) terminate or withdraw from any Plan resulting in the incurrence of any material liability to the Pension
     Benefit Guaranty Corporation;

          (ii) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Company or any Subsidiary to any material tax, penalty or other liability;

          (iii)     incur or suffer to exist any material
     accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan); or

          (iv) allow or suffer to exist any risk or condition which presents a risk of incurring a material liability to the Pension Benefit Guaranty Corporation.

     6G.     ENVIRONMENTAL MATTERS.  The Company covenants that
it will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, released or managed in the ordinary course of business in compliance with all applicable Environmental Requirements except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole and except for Hazardous Materials released in amounts which do not require remediation pursuant to applicable Environmental Requirements or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

     6H.     SPECIFIED LAWS.  Neither the Company nor any agent
acting on its behalf will take any action which could reasonably be expected to cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in any case as in effect now or as the same may hereafter be in effect.

     7.   EVENTS OF DEFAULT.

     7A.     ACCELERATION.  If any of the following events
shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of, or Yield- Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or

          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

          (vii)     the Company or any Subsidiary makes an
     assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a Substantial Part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a Substantial Part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) one or more final judgments in an aggregate amount in excess of $5,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $5,000,000;

then:

          (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder (other than the Company or any of its Subsidiaries) of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, terminate the Facility and/or declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company,

          (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Facility shall automatically terminate and all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

          (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, terminate the Facility and declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

     7B.     RESCISSION OF ACCELERATION.  At any time after any
or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if:

          (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series,

          (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,

          (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and

          (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement.

No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C.     NOTICE OF ACCELERATION OR RESCISSION.  Whenever
any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     7D.     OTHER REMEDIES.  If any Event of Default or
Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

     8A.     ORGANIZATION.  The Company is a corporation duly
organized and existing in good standing under the laws of the State of North Carolina, and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. Schedule 8A hereto is an accurate and complete list of all Subsidiaries as of the Series A Closing Day, including the jurisdiction of incorporation and ownership of all such Subsidiaries. The Company and each Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as now being conducted and is duly qualified and authorized to do business in each other jurisdiction in which the character of its respective properties or the nature of its respective businesses require such qualification or authorization except where the failure to be so qualified or authorized could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

     8B.     FINANCIAL STATEMENTS.  The Company has furnished
you with the following financial statements, identified by a principal financial officer of the Company:

          (i) a Consolidated balance sheet as at the last day of the fiscal year in each of the years 1991 to 1995, inclusive, a Consolidated statement of income and retained earnings and statements of cash flows for each such year, all reported on by Arthur Anderson LLP; and

          (ii) a Consolidated balance sheet as at December 31, 1995 and Consolidated statements of income and retained earnings and statements of cash flows for the three-month period ended on such date, prepared by the Company.

Those financial statements (including any related schedules and/or notes) fairly present in all material respects (subject, as to interim statements, to the absence of footnotes or to changes resulting from normal year-end adjustments) the financial condition of the Company and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets and related footnotes fairly present, in all material respects, the Consolidated financial condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income and retained earnings and statements of cash flow and related footnotes fairly present, in all material respects, the Consolidated results of the operations of the Company and its Subsidiaries, the changes in the Company's stockholders' equity and their Consolidated cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since
October 1, 1995.

     8C.     ACTIONS PENDING.  There is no action, suit,
investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8D.     OUTSTANDING DEBT.  Neither the Company nor any of
its Restricted Subsidiaries has outstanding any Debt except as permitted by paragraph 6A(ii) or 6B. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto. Schedule 8D hereto (as such Schedule 8D may have been modified from time to time by written supplements thereto delivered by the Company to Prudential) is an accurate and complete list of Debt of the Company and its Subsidiaries on the applicable Closing Day.

     8E.     TITLE TO PROPERTIES.  The Company has and each of
its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business and other than assets of its subsidiary, JGBF, Inc. (f/k/a Jordan Graphics, Inc.) disposed of by sale on January 23, 1996), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     8F.     TAXES.  The Company has and each of its
Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

     8G.     CONFLICTING AGREEMENTS AND OTHER MATTERS.  Neither
the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G hereto.

     8H.     OFFERING OF NOTES.  Neither the Company nor any
agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction. The Company hereby represents and warrants to you that, within the preceding twelve months, neither the Company nor any other Person acting on behalf of the Company has offered or sold to any Person (other than accredited investors) any Notes, or any securities of the same or a similar class as the Notes, or any other substantially similar securities of the Company.

     8I.     USE OF PROCEEDS.  The proceeds of the Series A
Notes will be used to repay certain existing long term revolving and short term Debt of the Company. None of the proceeds of the sale of any Notes of the Company in whole or in part will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 C.F.R. Part 207) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation G, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J.     ERISA.  No accumulated funding deficiency (as
defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

     8K GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L.     ENVIRONMENTAL COMPLIANCE.

     (i) The Company and its Subsidiaries and all of their respective Properties have complied at all times and in all respects with all Environmental Requirements where failure to comply could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     (ii) Neither the Company nor any Subsidiary is subject to any Environmental Liability or Environmental Requirement which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     (iii) Except as otherwise disclosed in Schedule 8L, neither the Company nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed National Priorities List under 40 C.F.R. 300 or any list arising from a state statute similar to CERCLA. None of the Properties has been identified on any CERCLIS list.

     (iv) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, released, managed at or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties or, to the actual knowledge of the Company, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of, released and managed in the ordinary course of business in compliance with all applicable Environmental Requirements and except for Hazardous Materials present in amounts which have not required and do not require remediation, pursuant to applicable law or regulation, or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     (v) The Company and each Subsidiary have procured all permits necessary under Environmental Requirements for the conduct of their respective businesses or is otherwise in compliance with all applicable Environmental Requirements, except to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     8M.     DISCLOSURE.  Neither this Agreement nor any other
document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

     8N.     HOSTILE TENDER OFFERS.  None of the proceeds of
the sale of any Notes have been or will be used to finance a Hostile Tender Offer.

     9.   REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

     9A.     NATURE OF PURCHASE.  Such Purchaser is not
acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

     9B.     SOURCE OF FUNDS. You represent that at least one
of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29,
     1990), or (i) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes asset of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to clause (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A.    YIELD-MAINTENANCE TERMS.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "DESIGNATED SPREAD" shall mean 0% in the case of each Note of any Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678"on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

Such implied yield shall be determined, if necessary, by
(a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
(b) interpolating linearly between yields reported for various maturities.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (a) the sum of the products obtained by multiplying (b) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (a) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (i) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B.    OTHER TERMS.

     "ACCEPTANCE" shall have the meaning specified in paragraph
2B(5).

     "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2B(5).

     "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2B(5).

     "ACCEPTED NOTE" shall have the meaning specified in paragraph 2B(5).

     "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, its principal accounting officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (i) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2B(1).

     "BANKRUPTCY LAW" shall have the meaning specified in clause
(viii) of paragraph 7A.

     "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, (i) a day on which commercial banks in New York City are required or authorized to be closed, (i) for purposes of paragraph 2B(3) hereof only, a day on which The Prudential Insurance Company of America is not open for business and (i) for purposes of paragraphs 4A and 4B only, a day on which the Federal Reserve Bank is closed.

     "CANCELLATION DATE" shall have the meaning specified in paragraph 2B(8)(iv).

     "CANCELLATION FEE" shall have the meaning specified in paragraph 2B(8)(iv).

     "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

     "CERCLA" shall mean the Comprehensive Environmental
Response, Compensation and Liability Act.

     "CERCLIS" shall mean the Comprehensive Environmental
Response, Compensation and Liability Inventory System established pursuant to CERCLA.

     "CLOSING DAY" shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and
(i) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

     "CONSOLIDATED" shall mean, with respect to any item of financial information, the item of financial information for the Company and its Restricted Subsidiaries consolidated in accordance with generally accepted accounting principles.

     "CONSOLIDATED FIXED CHARGES" shall mean, for the Company and its Subsidiaries on a Consolidated basis, the sum (without duplication) of:

          (i) all Rentals (excluding all principal components of Rentals under Capitalized Lease Obligations) paid during the most recently completed four fiscal quarters (the "PRIOR
     PERIOD"); and

          (ii) all Consolidated Interest Charges for the Prior
     Period.

     "CONSOLIDATED INTEREST CHARGES" shall mean, for the Company and its Subsidiaries on a Consolidated basis for the four fiscal quarters most recently ended, all interest expense (as determined in accordance with generally accepted accounting principles) on all Debt (including Capitalized Lease Obligations) net of interest income.

     "CONSOLIDATED NET WORTH" shall mean, at any time, for the Company and its Subsidiaries on a Consolidated basis shareholders' equity at such time determined in accordance with generally accepted accounting principles.

     "CONSOLIDATED TANGIBLE NET WORTH" shall mean Consolidated
Net Worth  minus Intangibles.

     "CONSOLIDATED TOTAL CAPITALIZATION" shall mean, at any time, the sum of (i) Consolidated Funded Debt at such time plus
(ii) Consolidated Net Worth at such time.

     "CURRENT DEBT" shall mean, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date one year or more from the date of the creation thereof, provided that (i) Debt outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Debt by its terms matures on demand or within one year from the date of the creation thereof and (i) Current Maturities of Funded Debt shall constitute Funded Debt and not Current Debt.

     "CURRENT MATURITIES OF FUNDED DEBT" shall mean the portion of Funded Debt outstanding which by its terms is due on demand or within one year and is not directly or indirectly renewable, extendible or refundable at the option of the obligor to a date one year or more from such time.

     "DEBT" with respect to any Person, shall mean, at any time, without duplication,

          (a)  its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)  its Capitalized Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person
     (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof through defeasance of such Debt notwithstanding that any such obligation is deemed to be extinguished under generally accepted accounting principles.

     "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2B(8)(iii).

     "ENVIRONMENTAL AUTHORITY" shall mean any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

     "ENVIRONMENTAL JUDGMENTS AND ORDERS" shall mean all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, degree or order.

     "ENVIRONMENTAL LIABILITIES" shall mean any liabilities, whether accrued or contingent, arising from or relating in any way to any Environmental Requirements.

     "ENVIRONMENTAL NOTICES" shall mean any written communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirements or any investigation concerning any purported violation of any Environmental Requirements. Environmental Notices also shall mean (i) any written communication from any other Person threatening litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements and (ii) any complaint, petition or similar documents filed by any other Person commencing litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements.

     "ENVIRONMENTAL PROCEEDINGS" shall mean any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

     "ENVIRONMENTAL RELEASES" shall mean releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) of Hazardous Materials. Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

     "ENVIRONMENTAL REQUIREMENTS" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of
1934, as amended.

     "FACILITY" shall have the meaning specified in paragraph
2B(1).

     "FACILITY FEE" shall have the meaning specified in paragraph
2B(8)(i).

     Fair Market Value means, at any time, the sale value of property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     "FUNDED DEBT" shall mean with respect to any Person, all Debt of such Person which by it terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof, provided that Funded Debt shall include, as at any time of determination, Current Maturities of Funded Debt.

     "GUARANTY" or "GUARANTEE" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (i) to purchase such indebtedness or obligation or any property constituting security therefor;

          (ii) to advance or supply funds for the purchase or payment of such indebtedness or obligation, or to maintain any working capital or other balance sheet condition or any income statement condition of any Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (iv) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "HAZARDOUS MATERIALS" shall mean (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

     "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

     "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

     "INTANGIBLES" shall mean goodwill, patents, trademarks, trade names, organization expense, licenses, franchises, exploration permits and import and export permits and other like intangibles, determined in accordance with generally accepted accounting principles.

     "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B(2).

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section
4001(a)(3) of ERISA.

     "NOTES" shall have the meaning specified in paragraph 1B.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "PROPERTIES" shall mean all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

     "PRUDENTIAL" shall mean The Prudential Insurance Company of
America.

     "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

     "PURCHASERS" shall mean Prudential with respect to the Series A Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

     "QPAM EXEMPTION" means Prohibited Transaction Class
Exemption 84-14 issued by the United States Department of Labor.

     "RENEWAL FEE" shall have the meaning specified in paragraph
2B(8)(v).

     "RENTALS" shall mean for any period of determination all fixed rents or charges (including as such all payments during any such period of determination which the lessee is obligated to make on termination of the lease or surrender of the property) payable by the Company or a Subsidiary (as lessee, sublessee, license, franchisee or the like) for such period under a lease, license, or other agreement for the use or possession of real or personal property, tangible or intangible, as determined in accordance with generally accepted accounting principles.

     "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph 2B(3).

     "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66-/% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

     "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2B(7).

     "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "RESTRICTED SUBSIDIARY" shall mean any Subsidiary that is not an Unrestricted Subsidiary.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SERIES" shall have the meaning specified in paragraph 1B.

     "SERIES A CLOSING DAY" shall have the meaning specified in paragraph 2A.

     "SERIES A NOTE(S)" shall have the meaning specified in paragraph 1A.

     "SIGNIFICANT HOLDER" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

     "SUBSIDIARY" shall mean, as to any Person, any Person, in which such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries, owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

     "SUBSTANTIAL PART" shall mean, with respect to any transfer, assets which (i) together with all other assets disposed of in the same fiscal year constitute 10% or more of Consolidated assets determined as of the end of the most recently ended fiscal quarter or (ii) together with all other assets disposed of since the Series A Closing Day constitute more than 25% of Consolidated assets determined as of the most recently ended fiscal quarter; provided, however, that a transaction involving the sale of the stock or substantially all the assets of Harris-Teeter, Inc. and/or American & Efird, Inc., each Subsidiaries of the Company, shall not be included in the calculation of "SUBSTANTIAL PART" if
(x) in the opinion Required Holders, after giving effect to any such transaction, the acquiror and the Company have the same credit quality as the Company immediately prior to such transaction, (y) the acquiror expressly assumes in writing, pursuant to such documents as the holders of the Notes may reasonably request, a proportionate principal amount of the outstanding notes (based on the relative credit quality, size, and other factors as the Required Holders shall consider relevant) and (z) immediately before and after giving effect to such transaction, no Default or Event of Default would exist.

     "THIRD PARTY" shall mean all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Company's business (consistent with its practices on the Series A Closing Day) and on a temporary basis.

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

     "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary which is incorporated outside the United States or substantially all of the business of which is carried on outside the United States.

     "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     10C.    ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.
All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11.  MISCELLANEOUS.

     11A.     PAYMENTS.  The Company agrees that, so long as any
Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

     11B.    EXPENSES.   The Company agrees, whether or not the
transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

          (i) all taxes (together in each case with interest and penalties, if any), other than state or federal income taxes or franchise taxes, including without limitation, all stamp, intangibles, recording and other taxes, which may be payable with respect to the execution and delivery of this Agreement or the execution, delivery or acquisition of any Note,

          (ii) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and

          (iii) the reasonable costs and expenses, including reasonable attorneys' fees, actually incurred by you or such Transferee in connection with the restructuring, refinancing or "work out" of this Agreement or the Notes or the transactions contemplated hereby or thereby or in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     11C.    CONSENT TO AMENDMENTS.  This Agreement may be
amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration,
(iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (1) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D.    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF
NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E.    PERSONS DEEMED OWNERS; PARTICIPATIONS.  Prior to
due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G.    SUCCESSORS AND ASSIGNS.  All covenants and other
agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H.    INDEPENDENCE OF COVENANTS.  All covenants
hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

     11I.    NOTICES.  All written communications provided for
hereunder (other than communications provided for under paragraph
2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at Two First Union Plaza, Suite 2000, Charlotte, North Carolina 28282 Attention: Chief Financial Officer, telephone (704) 372-5404, telecopy (704) 372-6409, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

     11J.    PAYMENTS DUE ON NON-BUSINESS DAYS.  Anything in
this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11K.    SEVERABILITY.  Any provision of this Agreement
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11L.    DESCRIPTIVE HEADINGS.  The descriptive headings of
the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11M.    SATISFACTION REQUIREMENT.  If any agreement,
certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11N.    GOVERNING LAW; SUBMISSION TO JURISDICTION. This
Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the Internal Law of the State of New York. THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDER(S) AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS.

     11O.    SEVERALTY OF OBLIGATIONS.  The sales of Notes to
the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

     11P.    COUNTERPARTS.  This Agreement may be executed in
any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11Q.    BINDING AGREEMENT.  When this Agreement is
executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                         Very truly yours,

                         RUDDICK CORPORATION

                         By: /s/ R. N. BRIGDEN

                              Name:  R. N. Brigden
                              Title:  Vice President

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA



By:/s/ ROBERT R. DERRICK
       Senior Vice President

                          EXHIBIT A



                     [FORM OF SERIES A NOTE]

                       RUDDICK CORPORATION

               6.48% SENIOR SERIES A NOTE DUE 2011


No. _____                                                  [Date]
$50,000,000


     FOR VALUE RECEIVED, the undersigned, RUDDICK CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of North Carolina, hereby promises to pay to _______________________________, or registered assigns, the principal sum or FIFTY MILLION DOLLARS on March 1, 2011, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 6.48% per annum from the date hereof, payable quarterly on the first day of March, June, September and December in each year, commencing with the June next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.48% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of March 1, 1996 (herein called the "AGREEMENT"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with the Yield Maintenance Amount specified in the Agreement.

     The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

     Should any debt represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Yield-Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the
internal law of such State.    AS PROVIDED IN PARAGRAPH 11N OF
THE AGREEMENT, THE COMPANY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.

                         RUDDICK CORPORATION


                         By:__________________________
                               Title:




                      [FORM OF SHELF NOTE]

                       RUDDICK CORPORATION

                     SENIOR SERIES ___ NOTE


No. __________
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:


     FOR VALUE RECEIVED, the undersigned, RUDDICK CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of __________, hereby promises to pay to ________________________, or registered assigns, the principal sum $___________________ DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of ___________, 1996 (herein called the "AGREEMENT"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     [This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.]

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and
registered in the name of, the transferee.   Prior to due
presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

     Should any debt represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Yield-Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State. AS PROVIDED IN PARAGRAPH 11N OF THE AGREEMENT, THE COMPANY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.

                         RUDDICK CORPORATION


                         By:__________________________
                               Title:

                            EXHIBIT B

                 [FORM OF REQUEST FOR PURCHASE]


                       RUDDICK CORPORATION


     Reference is made to the Note Purchase and Private Shelf Agreement (the "AGREEMENT"), dated as of ____________, 1996 between Ruddick Corporation (the "COMPANY"), on the one hand, and The Prudential Insurance Company of America ("PRUDENTIAL") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Pursuant to Paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:


     1.   Aggregate principal amount of
          the Notes covered hereby
          (the "NOTES")  . . . . . . . . . . . . . .$___________


     2.   Individual specifications of the Notes:



     Principal      Final       Principal         Interest
     Amount1        Maturity    Payment Dates     Payment
                    Date        and Amounts       Period



1  Minimum principal amount of $10,000,000.

2  Specify quarterly or semi-annually.



     3.   Use of proceeds of the Notes:

     4. Proposed day for the closing of the purchase and sale of the Notes:



     5. The purchase price of the Notes is to be transferred to:



                Name, Address
                and ABA Routing                   Number of

                Number of Bank                    Account

               ___________________               ______________




     6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

     7. The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

     [8. In connection with any rate quotes it may provide, Prudential should assume a Designated Spread of _____%.]



Dated:                        RUDDICK CORPORATION



                              By: ____________________
                                    Authorized Officer



                            EXHIBIT C

              [FORM OF CONFIRMATION OF ACCEPTANCE]


                       RUDDICK CORPORATION


     Reference is made to the Note Purchase and Private Shelf Agreement (the "AGREEMENT"), dated as of __________, 1996 between RUDDICK CORPORATION (the "COMPANY"), on the one hand, and The Prudential Insurance Company of America ("PRUDENTIAL") and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

     Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.    Accepted Notes:  Aggregate principal
       amount $__________________

          (A)  (a)  Name of Purchaser:
               (b)  Principal amount:
               (c)  Final maturity date:
               (d)  Principal prepayment dates and amounts:
               (e)  Interest rate:
               (f)  Interest payment period:
               (g) Payment and notice instructions: As set forth on attached Purchaser Schedule
               [(h) Designated Spread: ___%]

          (B)  (a)  Name of Purchaser:
               (b)  Principal amount:
               (c)  Final maturity date:
               (d)  Principal prepayment dates and amounts:
               (e)  Interest rate:
               (f)  Interest payment period:
               (g) Payment and notice instructions: As set forth on attached Purchaser Schedule
               [(h) Designated Spread: ___%]


     [(C), (D)..... same information as above.]


II.  Closing Day:


Dated:                        RUDDICK CORPORATION



                              By: _____________________________
                              Title: __________________________



                              [THE PRUDENTIAL INSURANCE
                                COMPANY OF AMERICA]



                              _______________________________
                                    Vice President


                              [PRUDENTIAL AFFILIATE]



                              By: ___________________________
                                    Vice President



                           EXHIBIT D-1


                         [See Attached]

               SMITH HELMS MULLISS & MOORE, L.L.P.
                        Attorneys at Law
                      Post Office Box 31247
                 Charlotte, North Carolina 28231
                    Telephone (704) 343-2000



                          March 1, 1996

The Prudential Insurance Company of America
c/o Prudential Capital Group
Gateway Center One, 11th Floor
7-45 Raymond Boulevard
Newark, New Jersey 07102-5311

Ladies and Gentlemen:

     We have acted as counsel for Ruddick Corporation (the "Company") in connection with the Note Purchase and Private Shelf Agreement dated as of March 1, 1996 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today its Senior Series A Notes in the aggregate principal amount of $50,000,000 (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, we have examined and relied upon such matters of law, documents and certificates of public officials, the Company, and others as we have deemed necessary for the purposes of this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as conformed or photostatic copies, and the authenticity of the originals of all such letter documents. We have also assumed that the agreements and instruments referred to herein have been duly authorized, executed and delivered by each party thereto other than the Company as the case may be. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you in paragraph 9A of the Agreement.

     Based on the foregoing, it is our opinion that:

     1. Each of the Company, American & Efird, Inc. and Harris Teeter, Inc. is a corporation duly organized and validly existing in good standing under the laws of the State of North Carolina, and each has the corporate power to carry on its business as now being conducted. To the best of our knowledge, the Company is not required to be qualified as a foreign corporation in any other jurisdiction.

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and, assuming North Carolina law were applied, are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal
Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of the Restricted Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the Articles of Incorporation or bylaws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company is a party or otherwise subject.

     6. A North Carolina Court should, under conflicts of law principles observed by North Carolina courts, if properly presented with the issue, give effect to the choice of laws provisions in the Agreement and the Note and apply the laws of New York to the Agreement and the Note insofar as the choice of law provisions relate to the substantive laws of New York and are applicable with respect to the validity, interpretation and effect of the Agreement, except to the extent that (i) any terms of the Agreement and the Note or any provisions of New York law applicable to the Agreement or the Note violate a public policy of the State of North Carolina; (ii) procedural (as opposed to substantive) laws are involved; or (iii) any action brought with respect to the Agreement or the Note alleges a claim based on, or most closely analogous to, tort rather than contract.

     We are members of the Bar of the State of North Carolina only. We are not expressing any opinion as to any matter relating to any jurisdiction other than the laws of the State of North Carolina and the United States of America and we assume no responsibility as to the applicability of the laws of any other jurisdiction as to the subject transaction or the effect of such laws thereon.

     Our opinions contained herein are rendered only as of the date hereof and we undertake no obligation to update our opinions after the date hereof.

     Our opinions contained herein are rendered solely for your information in connection with the Agreement and may not be relied upon in any manner by any other person, entity or agency, or by you for any other purpose except for King & Spalding in connection with the delivery of its opinion pursuant to paragraph 3B of the Agreement and any Transferee. Without our prior written consent our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any other person, entity or agency, except as may be required by you by applicable law or regulation or request of regulatory agencies to which you are subject.


                              Very truly yours,

                              SMITH HELMS MULLISS & MOORE, L.L.P.




                           EXHIBIT D-2

             [FORM OF OPINION OF COMPANY'S COUNSEL]


             [Letterhead of _______________________]


                                                [Date of Closing]


[Name(s) and address(es) of
Purchaser(s)]


Ladies and Gentlemen:

     We have acted as counsel for Ruddick Corporation (the "COMPANY") in connection [As ___________________ of Ruddick Corporation (the "COMPANY"), I am familiar] with the Note Purchase and Private Shelf Agreement, dated as of ___________, 1996 (the "AGREEMENT") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series ___ Notes of the Company in the aggregate principal amount of $_____________ (the "NOTES"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, [we] [I] have examined such certificates of public officials, certificates of officers of the Company and copies certified to [our] [my] satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as [we] [I] have deemed relevant and necessary as a basis for [our] [my] opinion hereinafter set forth. [We] [I] have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, [we] [I] have also relied upon the representation made by [each of] you in paragraph 9A of the Agreement.

     Based on the foregoing, it is [our] [my] opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of __________________. [Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation.] The Company [and its Subsidiaries] has [have] the corporate power to carry on its [their respective] business[es] as now being conducted. [The Company has no Subsidiaries.]

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal
Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company [or any of its Subsidiaries] pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company [or any of its Subsidiaries], any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to [us] [me] after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company [or any of its Subsidiaries] is a party or otherwise subject.


                              Very truly yours,